UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2024, the Board of Directors (the “Board”) of LandBridge Company LLC (NYSE: LB) (the “Company”) appointed Andrea Nicolás to serve on the Board, with a term expiring at the Company’s 2025 annual meeting of shareholders.

Ms. Nicolás served in various roles with Skadden, Arps, Slate, Meagher & Flom LLP for over 20 years beginning in 1998, including 14 years as a Partner, where she specialized in capital markets financing and general corporate and securities law matters. Ms. Nicolás also currently serves on the board of directors of Ohmium International Inc. Ms. Nicolás received a Bachelor of Science in Microbiology from State University of Maryland at College Park, a Ph.D. in Molecular Microbiology from Columbia University Graduate School of Arts and Sciences and a Juris Doctor from Columbia University School of Law.

We believe that Ms. Nicolás’ legal, governance and capital markets expertise enable her to provide guidance in legal affairs, corporate governance and capital markets transactions and make her well qualified to serve as a member of the Board.

As a non-employee director, Ms. Nicolás will receive compensation for her service on the Board in accordance with the Company’s policies for compensating non-employee directors, which includes an annual cash retainer and awards granted under the LandBridge Company LLC Long Term Incentive Plan, as may be amended and/or supplemented from time to time (the “Plan”), a copy of which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2024, as Exhibit 10.1 to the Company’s Current Report on Form 8-K. As compensation for her service on the Board, the Board granted Ms. Nicolás 7,353 restricted stock units (“RSUs”) under the Plan and an annual cash retainer of $100,000, to be paid quarterly in advance. The terms of her RSUs are generally in accordance with the Form of Restricted Share Unit Award Agreement, a copy of which was filed with the SEC on July 16, 2024, as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

In connection with her appointment as a director on the Board, the Company entered into an indemnification agreement with Ms. Nicolás, dated September 12, 2024 (the “Indemnification Agreement”). The Indemnification Agreement requires, among other things, the Company to indemnify Ms. Nicolás to the fullest extent permitted by law against liabilities that may arise by reason of her service to the Company, and to advance or pay expenses incurred as a result of any proceeding against her as to which she could be indemnified. The terms of the Indemnification Agreement are generally in accordance with the Form of Indemnification Agreement, a copy of which was filed with the SEC on July 3, 2024, as Exhibit 10.3 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement.

There are no arrangements or understandings between Ms. Nicolás and any other person pursuant to which she was selected to serve as a director of the Company, and there are no relationships or transactions involving Ms. Nicolás with the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to LandBridge Company LLC’s Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission on June 27, 2024).

104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Chief Financial Officer

Date: September 16, 2024